Healthier Choices Management Corp. Announces Extension of Expiration Date for its Rights Offering to June 10, 2021

Issuer Free Writing Prospectus dated May 28,2021
Filed Pursuant to Rule 433(f) under the Securities Act of 1933
Relating to the Prospectus dated May 19, 2021
Registration Statement No. 333-255356

Hollywood, FL, May 28, 2021 / (GLOBE NEWSWIRE)/ -- Healthier Choices Management Corp. (referred to as “HCMC” or the “Company”) (OTC Pink: HCMC) announced today that it has extended the expiration date (the “Expiration Date”) of its Rights Offering from June 3, 2021 to June 10, 2021.

HCMC has received reports that some brokers and custodians established internal “cut-off” dates that were earlier than the Expiration Date that their clients did not know about.  Many of our international stockholders, as well as some U.S. stockholders, were informed by their brokers and online trading platforms that they were imposing a cutoff date as early as May 28, 2021 to have successfully submitted subscription forms and payments to participate in HCMC’s Rights Offering.

Consequently, the HCMC Board of Directors has determined to extend the Expiration Date to allow all stockholders, both international and domestic alike, additional time through June 10, 2021 to exercise their subscription rights. The extension of the Rights Offering does not require that the holders of subscription rights who have already subscribed to purchase shares under the Rights Offering take any action. All other terms and conditions of the Rights Offering remain the same as previously announced.

Jeffrey Holman, CEO of HCMC, commented, “We have received significant positive feedback regarding the Rights Offering. In addition, we have received a flood of communications in the last 2 days expressing concerns about stockholders having insufficient time to submit their subscription materials due to the short time frames resulting from submission deadlines set by their brokers, trading platforms and custodians. Accordingly, we have concluded to push back the Expiration Date of the Rights Offering to June 10, 2021 to provide all stockholders additional time to participate.”

The subscription rights are non-transferrable and may only be exercised during the subscription period. The subscription period for the Rights Offering commenced on May 19, 2021.  We have extended the Expiration Date for the Rights Offering to 5:00 PM Eastern Time, on Thursday, June 10, 2021.

If exercising subscription rights through a broker, dealer, bank or other nominee, or online platform, rights holders should promptly contact their nominee, or online platform, and submit subscription documents and payment for the rights subscribed for in accordance with the instructions and within the time period provided by such nominee, or online platform. The broker, dealer, bank or other nominee will establish a deadline before June 10, 2021, by which instructions to exercise subscription rights, along with the required subscription payment, must be received.  Based upon recent occurrences, stockholders who wish to participate in the Rights Offering are urged to contact their broker or online trading platform as soon as possible to confirm their deadline and also to determine whether the broker will be charging a transaction fee.

The Rights Offering is being made pursuant to the Company's effective registration statement on Form S-1 (Reg. No. 333-255356) and the prospectus relating to the Rights Offering on file with the Securities and Exchange Commission ("SEC"). Before you invest, you should read the prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the Rights Offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer will be made only by means of the prospectus forming a part of the effective registration statement.

About Healthier Choices Management Corp.

Healthier Choices Management Corp. (www.healthiercmc.com) is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. Through its wholly owned subsidiary HCMC Intellectual Property Holdings, LLC, the Company manages and intends to expand on its intellectual property portfolio. The Company currently operates eight retail vape stores in the Southeast region of the United States, through which it offers e-liquids, vaporizers and related products. The Company also operates Ada’s Natural Market, a natural and organic grocery store, through its wholly owned subsidiary Healthy Choice Markets, Inc. and Paradise Health and Nutrition, stores that offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items through its wholly owned subsidiary Healthy Choice Markets 2, LLC. The Company also sells vitamins and supplements on its website TheVitaminStore.com.  The Company markets its Q-Cup™ technology under the vape segment. This patented technology is based on a small, quartz cup called the Q-Cup™, which a customer can purchase already filled by a third party in some regions, or can partially fill themselves with either cannabis or CBD concentrate (approximately 50mg), also purchased from a third party. The Q-Cup™ can then be inserted into the patented Q-Unit™, which heats the cup from the outside without coming in direct contact with the solid concentrate. This Q-Cup™ and Q-Unit™ technology provides significantly more efficiency and an “on the go” solution for consumers who prefer to vape concentrates either medicinally or recreationally. The Q-Cup™ can also be used in other devices as a convenient micro-dosing system.  These products are available on the Company’s website at www.TheQcup.com.

Forward Looking Statements.

This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission (SEC) or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from and winding down of our wholesale distribution operations. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.

Factors that may affect our future results of operations and financial condition include, but are not limited to, fluctuations in demand for our products, the introduction of new products, our ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of our liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in our filings with the SEC.

Contact Information:

Healthier Choices Management Corp.
3800 North 28th Way, #1
Hollywood, FL 33020
Office: 305-600-5004 / Fax: 954-272-7773
Website: www.HealthierCMC.com
Email: ir@hcmc1.com